Exhibit 99.1

Media Contact:	Investor Contact:
Leslie Moore	Giuseppe Incitti
TIBCO Software Inc.	TIBCO Software Inc.
(650) 846-5025	(650) 846-5637
lmoore@tibco.com	gincitti@tibco.com

TIBCO SOFTWARE REPORTS SECOND QUARTER RESULTS

Total Revenue of $246 million; Non-GAAP EPS of $0.18

PALO ALTO, Calif., June 20, 2013 - TIBCO Software Inc. (NASDAQ: TIBX) today announced results for its fiscal second quarter which ended on June 2, 2013.

Total revenue for the second quarter of fiscal 2013 was $245.8 million and net income was $8.7 million, or $0.05 per diluted share. This compares to total revenue of $247.4 million and net income of $26.5 million, or $0.16 per diluted share, as reported for the second quarter of fiscal 2012.

On a non-GAAP basis, net income for the second quarter of fiscal 2013 was $29.7 million or $0.18 per diluted share, compared with $43.6 million or $0.26 per diluted share for the second quarter of fiscal 2012. Non-GAAP operating income for the second quarter of fiscal 2013 was $45.3 million, resulting in a non-GAAP operating margin of 18.4%. This compares to non-GAAP operating income of $61.8 million, or a 25.0% non-GAAP operating margin in the second quarter of fiscal 2012. Non-GAAP results exclude amortization of acquired intangible assets, stock-based compensation expense, acquisition related and other expenses, restructuring activities and non-cash interest expense related to convertible debt and assumes non-GAAP effective tax rates of 26% and 27% for the second quarter of fiscal 2013 and 2012, respectively.

“Improving sales execution remains our top priority. While work remains to be done, we saw signs of improvement and a healthier base of activity this quarter,” said Vivek Ranadivé, TIBCO’s chairman and chief executive officer. “Given the opportunity we see, we continue to invest for growth and innovation. Our ability to extract insights from static and real-time data and then operationalize those insights to help customers achieve the Two Second Advantage is a powerful driver and well-aligned with market needs in this era of big data.”

Second Quarter Fiscal 2013 Highlights

•	Total revenue of $245.8 million;

•	License revenue of $82.3 million;

•	Non-GAAP operating margin of 18.4%;

•	Non-GAAP EPS of $0.18;

•	Cash flow from operations of $24.9 million;

•	Broad mix of business across major industries including Financial Services, Communications, Energy, Retail, Manufacturing, Transportation & Logistics, Government, Life Sciences;

•	TIBCO closed 147 deals over $100k and had 12 deals over $1 million.

Conference Call Details

TIBCO has scheduled a conference call for 4:30 pm ET / 1:30 pm PT today to discuss its second quarter results. The conference call will be hosted by InterCall and may be accessed over the internet at www.tibco.com or via dial-in at 877-293-9114 or 706-679-0841. Please join the conference call at least 10 minutes early to register. A replay of the conference call will be available until midnight ET on July 20, 2013 at www.tibco.com or via dial-in at 800-585-8367 or 404-537-3406. The pass code for both the call and the replay is 91499868.

About TIBCO

TIBCO Software Inc. (NASDAQ: TIBX) is a provider of infrastructure software for companies to use on-premise or as part of cloud computing environments. Whether it’s optimizing claims, processing trades, cross-selling products based on real-time customer behavior, or averting a crisis before it happens, TIBCO provides companies the two-second advantage®—the ability to capture the right information at the right time and act on it preemptively for a competitive advantage. More than 4,000 customers worldwide rely on TIBCO to manage information, decisions, processes and applications in real time. Learn more at www.tibco.com.

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TIBCO, two-second advantage and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

About Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Measures.”

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. The final financial results for second quarter of fiscal year 2013 may differ materially from the preliminary results presented in this release due to factors that include, but are not limited to, risks associated with the final review of the results and preparation of financial statements. In addition, forward-looking statements such as statements regarding TIBCO’s ability to improve its sales execution, TIBCO’s ability to deliver growth, and TIBCO’s ability to benefit from current IT trends, are subject to risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks include but are not limited to: risks arising from adverse changes and uncertainty in domestic and global economies, TIBCO’s ability to implement successfully the changes designed to improve performance and drive growth, the impact of competition from alternative business models and new product introductions, TIBCO’s ability to offer differentiated products that capitalize on current technology trends, and the impact of competition from companies that are larger or have greater resources than TIBCO. Additional information regarding potential risks is provided in TIBCO’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended November 30, 2012 and Quarterly Report on Form 10-Q for the quarter ended March 3, 2013. TIBCO assumes no obligation to update the forward-looking statements included in this release.

TIBCO Software Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	June 2, 2013	November 30, 2012
ASSETS
Current assets:
Cash and cash equivalents	$662,769	$727,309
Short-term investments	63,785	34,411
Accounts receivable, net	187,703	234,100
Prepaid expenses and other current assets	64,408	61,174

Total current assets	978,665	1,056,994
Property and equipment, net	95,959	98,474
Goodwill	529,016	532,290
Acquired intangible assets, net	110,342	123,261
Long-term deferred income tax assets	80,920	64,549
Other assets	64,463	71,340

Total assets	$1,859,365	$1,946,908

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$32,672	$22,809
Accrued liabilities	109,562	133,596
Accrued restructuring costs	658	893
Deferred revenue	248,456	263,476
Current portion of long-term debt	—	35,711

Total current liabilities	391,348	456,485
Accrued restructuring costs, less current portion	334	643
Long-term deferred revenue	25,667	25,543
Long-term deferred income tax liabilities	2,545	3,208
Long-term income tax liabilities	31,656	26,263
Other long-term liabilities	4,690	4,015
Convertible debt	532,139	524,466

Total long-term liabilities	597,031	584,138

Total liabilities	988,379	1,040,623

Total equity	870,986	906,285

Total liabilities and equity	$1,859,365	$1,946,908

TIBCO Software Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except net income per share)

	Three Months Ended		Six Months Ended
	June 2, 2013	June 3, 2012	June 2, 2013	June 3, 2012
Revenue:
License	$82,266	$92,581	$160,529	$174,896
Service and maintenance	163,580	154,782	323,107	298,169

Total revenue	245,846	247,363	483,636	473,065

Cost of revenue:
License	11,108	9,401	22,369	18,441
Service and maintenance	62,863	59,486	125,239	116,536

Total cost of revenue	73,971	68,887	147,608	134,977

Gross profit	171,875	178,476	336,028	338,088

Operating expenses:
Research and development	42,575	38,605	84,200	75,926
Sales and marketing	85,224	78,923	165,313	154,641
General and administrative	17,924	17,407	36,849	35,002
Amortization of acquired intangible assets	4,713	5,653	9,034	10,201
Acquisition related and other	568	929	895	1,325
Restructuring adjustment	(22)	(400)	(15)	(519)

Total operating expenses	150,982	141,117	296,276	276,576

Income from operations	20,893	37,359	39,752	61,512
Interest income	225	221	423	476
Interest expense	(8,663)	(4,395)	(17,445)	(5,860)
Other income (expense), net	(569)	572	(1,411)	1,548

Income before provision for income taxes and noncontrolling interest	11,886	33,757	21,319	57,676
Provision for income taxes	3,100	7,200	3,000	10,500

Net income	8,786	26,557	18,319	47,176
Less: Net income attributable to noncontrolling interest	71	65	99	43

Net income attributable to TIBCO Software Inc.	$8,715	$26,492	$18,220	$47,133

Net income per share attributable to TIBCO Software Inc.:
Basic	$0.05	$0.17	$0.11	$0.29

Diluted	$0.05	$0.16	$0.11	$0.28

Shares used to compute net income per share attributable to TIBCO Software Inc.:
Basic	160,887	160,437	161,199	160,949

Diluted	167,507	169,477	168,320	170,173

TIBCO Software Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Six Months Ended
	June 2, 2013	June 3, 2012
Cash flows from operating activities:
Net income	$18,319	$47,176
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	7,839	7,050
Amortization of acquired intangible assets	17,377	17,365
Amortization of debt discount and transaction costs	9,460	2,210
Stock-based compensation	31,335	29,718
Deferred income tax	(15,007)	(9,281)
Tax benefits related to stock benefit plans	5,278	9,406
Excess tax benefits from stock-based compensation	(7,139)	(16,484)
Other non-cash adjustments, net	506	531
Changes in assets and liabilities:
Accounts receivable	43,573	16,751
Prepaid expenses and other assets	(2,633)	4,290
Accounts payable	10,698	(981)
Accrued liabilities and restructuring costs	(17,264)	(20,373)
Deferred revenue	(14,264)	29,563

Net cash provided by operating activities	88,078	116,941

Cash flows from investing activities:
Purchases of short-term investments	(38,261)	—
Maturities and sales of short-term investments	8,829	—
Acquisitions, net of cash acquired	(4,261)	(131,611)
Purchases of property and equipment	(5,768)	(11,224)
Restricted cash pledged as security	(668)	(1,149)
Other investing activities, net	288	414

Net cash used in investing activities	(39,841)	(143,570)

Cash flows from financing activities:
Proceeds from issuance of convertible debt, net	—	584,450
Proceeds from revolving credit facility, net	—	116,648
Principal payments on debt	(35,711)	(151,182)
Proceeds from issuance of common stock	9,255	17,298
Repurchases of the Company’s common stock	(81,208)	(188,508)
Withholding taxes related to restricted stock net share settlement	(9,899)	(15,116)
Excess tax benefits from stock-based compensation	7,139	16,484

Net cash provided by (used in) financing activities	(110,424)	380,074

Effect of foreign exchange rate changes on cash and cash equivalents	(2,353)	(14,489)

Net change in cash and cash equivalents	(64,540)	338,956
Cash and cash equivalents at beginning of period	727,309	308,148

Cash and cash equivalents at end of period	$662,769	$647,104

About Non-GAAP Financial Measures

TIBCO provides non-GAAP measures for operating income, net income and net income per share data as supplemental information regarding TIBCO’s business performance. TIBCO believes that these non-GAAP financial measures are useful to investors because they exclude non-operating charges. TIBCO’s management excludes these non-operating charges when it internally evaluates the performance of TIBCO’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential revenue generation activities of TIBCO. Accordingly, management excludes stock-based compensation related to employee stock options, amortization of acquired intangible assets, costs related to formal restructuring activities, acquisition-related and other expenses, non-cash interest expense related to convertible debt, gains and losses on equity investments, and the income tax effects of the foregoing, as well as adjustments for the impact of changes in the valuation allowance recorded against TIBCO’s deferred tax assets when making operational decisions.

TIBCO believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand TIBCO’s financial performance on a trended basis across historical periods. In addition, it allows investors to evaluate TIBCO’s performance using the same methodology and information as that used by TIBCO’s management.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for, GAAP and thus TIBCO’s definition may be different from similar non-GAAP measures used by other companies and/or analysts. However, TIBCO’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. In addition, some items such as restructuring charges that are excluded from non-GAAP net income and non-GAAP earnings per share can have a material impact on cash flows and stock compensation charges can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. TIBCO has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate TIBCO’s business performance in the way that management does.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization of Intangible Assets

TIBCO has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions TIBCO has made. Management excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating this expense from its non-GAAP measures is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of TIBCO’s acquisition transactions, which also vary substantially in frequency from period to period.

Stock-based Compensation

TIBCO incurs stock-based compensation expense. TIBCO excludes this item for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share because it is a non-cash expense that TIBCO believes is not reflective of its business performance. The nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods. Finally, TIBCO believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors in the software industry.

Acquisition-related and Other Expenses

TIBCO incurs acquisition-related and other expenses which consist of costs incurred after the issuance of a definitive term sheet for a particular transaction (whether or not such transaction is ultimately completed, remains in process or is not completed) and include legal, banker, accounting and other advisory fees of third parties and severance costs for employees of the acquired company that are terminated within 90 days of the acquisition date. Management excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating these expenses from its non-GAAP measures is useful to investors, because it generally would not have otherwise incurred such expenses in the periods presented as part of its continuing operations. The acquisition-related and other expenses are not recurring with respect to past transactions, can be inconsistent in amount and frequency from period to period and are significantly impacted by the timing and magnitude of TIBCO’s acquisitions. While these expenses are not recurring with respect to past transactions, TIBCO generally will incur these expenses in connection with any future acquisitions.

Restructuring Activities

TIBCO incurs restructuring expenses, included in its GAAP presentation of operating expense, primarily due to workforce related charges such as payments for severance and benefits and estimated costs of exiting and terminating facility lease commitments related to a formal restructuring plan. TIBCO excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, when it evaluates the continuing business performance of TIBCO. TIBCO believes that these items are not consistently recurring and do not necessarily reflect expected future operating expense, nor does TIBCO believe that they provide a meaningful evaluation of current versus past business results or the expense levels required to support TIBCO’s operating plan.

Non-Cash Interest Expense Related to Convertible Debt

TIBCO is required to recognize non-cash interest expense related to its 2.25% convertible senior notes issued in April 2012 as an imputed interest expense. Management excludes this incremental non-cash interest expense for purposes of calculating non-GAAP net income and non-GAAP net income per share. Under the relevant accounting guidance, TIBCO is required to separate the conversion option as an equity component from the debt and account for the debt in a manner that reflects TIBCO’s non-convertible debt borrowing rate. This results in the debt component of the convertible notes being treated as though it was issued at a discount, with the debt discount being accreted as additional non-cash interest expense over the term of the notes using the effective interest method. TIBCO believes that excluding this expense from its non-GAAP measures is useful to investors because this incremental interest expense does not represent a cash outflow for the company and is not meaningful in evaluating current versus past business results. Finally, TIBCO believes that non-GAAP measures of profitability that exclude non-cash interest accretion expense are widely used by analysts and investors.

TIBCO Software Inc.

Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in thousands, except net income per share)

	Three Months Ended				Six Months Ended
	June 2, 2013		June 3, 2012		June 2, 2013		June 3, 2012
	Operating Income	Net income attributable to TIBCO Software Inc.	Operating Income	Net income attributable to TIBCO Software Inc.	Operating Income	Net income attributable to TIBCO Software Inc.	Operating Income	Net income attributable to TIBCO Software Inc.
GAAP	$20,893	$8,715	$37,359	$26,492	$39,752	$18,220	$61,512	$47,133
Amortization of intangible assets - cost of revenue	4,246	4,246	3,899	3,899	8,343	8,343	7,164	7,164
Amortization of intangible assets - operating expense	4,713	4,713	5,653	5,653	9,034	9,034	10,201	10,201
Stock-based compensation - cost of revenue	1,869	1,869	1,116	1,116	3,472	3,472	2,398	2,398
Stock-based compensation - R&D expense	4,122	4,122	3,354	3,354	8,118	8,118	7,359	7,359
Stock-based compensation - S&M expense	4,422	4,422	4,694	4,694	9,661	9,661	9,987	9,987
Stock-based compensation - G&A expense	4,530	4,530	5,231	5,231	10,084	10,084	9,976	9,976
Acquisition related and other	568	568	929	929	895	895	1,325	1,325
Non-cash interest expense related to convertible debt	—	3,854	—	1,564	—	7,673	—	1,564
Restructuring adjustment	(22)	(22)	(400)	(400)	(15)	(15)	(519)	(519)
Income tax adjustment for non-GAAP	—	(7,349)	—	(8,945)	—	(14,743)	—	(18,425)

Non-GAAP	$45,341	$29,668	$61,835	$43,587	$89,344	$60,742	$109,403	$78,163

Diluted net income per share attributable to TIBCO Software Inc.:
GAAP		$0.05		$0.16		$0.11		$0.28

Non-GAAP		$0.18		$0.26		$0.36		$0.46

Shares used to compute diluted net income per share attributable to TIBCO Software Inc.:		167,507		169,477		168,320		170,173